UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 3, 2009
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5887 Copley Drive
San Diego, California 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On September 3, 2009, Leap Wireless International, Inc. (“Leap”) entered into an Amended and Restated Registration Rights Agreement (the “Amended Agreement”) with MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP, pursuant to which the parties amended and restated the Registration Rights Agreement, dated as of August 16, 2004, as amended, between Leap and certain of the parties. Each of these parties is a shareholder of Leap and an affiliate of Mark H. Rachesky, M.D., Chairman of Leap’s Board of Directors.
     Leap entered into the Amended Agreement with the parties as consideration for their waiver of certain registration rights in connection with Leap’s underwritten public offering of common stock in the second quarter of 2009. The Amended Agreement, among other things, revises the definition of “Additional Holder” to include affiliates of any “Holder” under the agreement, amends the definition of “Registrable Securities” to include shares of Leap common stock held by any Holder now or from to time in the future, and requires Leap, no later than December 2, 2009 and thereafter upon request, to register with the SEC additional Registrable Securities held or acquired by the Holders.
     The foregoing summary is qualified in its entirety by the terms of Amended Agreement, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Amended and Restated Registration Rights Agreement, dated as of September 3, 2009, by and among Leap, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: September 4, 2009	By:	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Registration Rights Agreement, dated as of September 3, 2009, by and among Leap, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP